Exhibit 3.52

State of Delaware Secretary of State Division of Corporations Delivered 05:30 PM 04/05/2011 FILED 05:30 PM 04/05/2011 SRV 110380858 – 4955449 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Velma Gas Processing Company, LLC

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington. Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                                     .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 5th day of April, 2011.

By:	/s/ Gerald R. Shrader
Authorized Person (s)

Name:	Gerald R. Shrader

FILING FEE: $100.00

FILE IN DUPLICATE

PRINT CLEARLY

AMENDED OR CORRECTED

APPLICATION FOR REGISTRATION

OF A

FOREIGN LIMITED LIABILITY COMPANY

TO:	OKLAHOMA SECRETARY OF STATE

2300 N Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105-4897

(405) 522-4560

The undersigned, for the purpose of amending or correcting the registration of a foreign limited liability company pursuant to Title 18, Section 2046, does hereby execute the following application:

1. (A) The name of the limited liability company:

Velma Gas Processing Company LLC

(B) The name of the limited liability company has been changed to:

Velma Gas Processing Company, LLC

(NOTE: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word company may be abbreviated as Co.)

2. If different, the name under which it proposes to transact business in the state of Oklahoma:

3. The state or other jurisdiction of its formation: Delaware

4. The date of its formation: April 5, 2011

5. The name and street address of a registered agent for service of process, if any (The agent shall be an individual resident of Oklahoma, or a domestic or qualified foreign corporation, limited liability company or limited partnership):

The Corporation Company,	1833 South Morgan Road,	Oklahoma City,	OK	73128
Name	Street Address	City	State	Zip Code

(P.O. BOXES ARE NOT ACCEPTABLE)

OK047 - 3/16/00 C T System Online

6. The address of the office required to be maintained in the state of its organization by the laws of that state or, if not so required, of the principal office of the foreign limited liability company:

Corporation Trust Center,	1209 Orange Street,	Wilmington,	DE	19801
Street Address		City	State	Zip Code

7. Set forth clearly any and all amendments or corrections to the articles of organization:

The Delaware Good Standing Certificate incorrectly omitted the comma in the name and did not agree with the Oklahoma application submitted for filing.

The amended application of registration must be signed by a manager, member, or other person.

Dated: April 19, 2011

/s/ Gerald R. Shrader
Signature

Gerald R. Shrader, Authorized Person
Type or Print Name

110 W. 7th Street, Suite 2300, Tulsa, Oklahoma 74119
Address

OK047 - 3/16/00 C T System Online	(SOS FORM 0082-11/99)